Exhibit 99.1

NOT FOR IMMEDIATE RELEASE	Investor Contact: Kevin Moon Overstock.com, Inc. +1 (801) 947-3282 kmoon@overstock.com	Media Contact: Scott Blevins Overstock.com, Inc. +1 (801) 947-3133 sblevins@overstock.com

OVERSTOCK.COM REPORTS THIRD QUARTER 2005 FINANCIAL RESULTS

SALT LAKE CITY, October 28, 2005 — Overstock.com® (NASDAQ: OSTK) today reported financial results for the quarterly period ending September 30, 2005, including:

•                  Revenue growth: 64%

•                  Gross Profit growth: 80%

•                  Growth in G&A:

•                  Technology (which includes depreciation): 257%

•                  Other than technology: 96%

•                  GAAP Operating loss: $11.2 million

•                  GAAP Net loss: $14.2 million

Dear Owners,

                Gomen nasai.

Q3 was rough. My bad. I bit off more technology projects than my colleagues could chew. The last bite, an ERP implementation, was one bite too many, and we choked on it.  This mistake resulted in two kinds of unfortunate results:

1.     Unexpected bad things happened. We tested our new ERP system as much as time allowed, but in mid-August I cut-over earlier than I should have. We anticipated that a small number of background processes would fail, but we had more trouble than expected. Rather than pass the problem to the customer in the form of bad service, we ate the cost by doing a great many things manually that would normally be done automatically. Of course, customer-facing issues (shipping products, processing credit cards, and handling returns) trumped internal issues. One internal issue was our inability to post new products: this gradually reduced the number of products on our site (especially best-sellers).  This weakened sales (though we offset this for some time by running $1 shipping). When we were able to upload new products in mid-September, sales snapped back to previous levels.

2.     Expected good things did not happen. Some IT projects that were supposed to lift margins through improved efficiencies in logistics or customer service were either late or remain incomplete: some of these projects have since been delivered, some (e.g., a professional customer service application) have been scaled down and partially delivered, and some have been shifted to Q1. Other IT projects that were supposed to yield marketing gains went unfinished. One example:  Project Propeller’s test results are extremely encouraging, but only rarely has it been turned on because the A/B test system required to fine tune the system has been low resolution and inconsistent. These projects did not get delivered because the work required to address the ERP problems eventually monopolized development resources and crowded out all other progress (until quite recently).

While I will give more detail on our call, the story behind our results is this: I put off doing things I wanted to do to pursue things that we had to do to prepare for the future; the implementations (and their expected benefits) came in late and rough; and stumbling on the last and most important one set us back a country mile.

                                                                                                                                Humbly submitted,

                                                                                                                                Patrick Byrne

P.S.  Some will criticize me for taking my eye off the ball to pursue a jihad, or will simply wish to discuss our lawsuit. I am comfortable addressing either point on the call. I suggest that any who wishes to raise these issues on the call should read the affidavits and complaint posted on our investor relations website, as background to meaningful discussion.

Key financial and operating metrics

Total revenue—Overstock.com reported third quarter total revenue of $169.3 million, a 64% increase from the $103.4 million in 2004.  For the nine months ended September 30, 2005, total revenue was $485.8 million, a 78% increase from the $273.3 million reported in 2004.

Gross profit and gross margins—Overstock.com reported third quarter gross profit of $24.8 million, an 80% increase over the $13.7 million recorded for the same period a year ago. Overstock.com reported third quarter gross margins of 14.6%, up from 13.3% in Q3 2004.  For the nine months ended September 30, 2005, gross profit totaled $71.8 million, a 124% increase from $32.1 million reported in 2004.  Gross margins for the first nine months of 2005 were 14.8% versus 11.7% in 2004.

Net income (loss)—For Q3 2005, Overstock.com reported net loss of $14.2 million, or 75 cent loss per share, compared to a net loss of $3.0 million and 16 cent loss per share a year earlier.  For the nine months ended September 30, 2005, our net loss was $20.9 million, or $1.08 loss per share, compared to $7.5 million, or 44 cent loss per share reported last year.

Overstock.com had cash and marketable securities of $76.8 million and working capital of $97.5 million on September 30, 2005.

Gross bookings (excluding auctions and travel)—Overstock.com reported gross bookings of $196.4 million for the third quarter 2005, a 72% increase over the $114.4 million in gross bookings reported for the third quarter 2004.  For the nine months ended September 30, 2005, gross bookings totaled $544.4 million, a 79% increase from the $304.4 million reported last year.

# # #

About Overstock.com

Overstock.com, Inc. is an online “closeout” retailer offering discount, brand-name merchandise for sale over the Internet.  The company offers its customers an opportunity to shop for bargains conveniently, while offering its suppliers an alternative inventory liquidation distribution channel.  Overstock.com, headquartered in Salt Lake City, is a publicly traded company listed on the NASDAQ National Market System and can be found online at http://www.overstock.com.

Overstock.com® is a registered trademark of Overstock.com, Inc.  All other trademarks are the property of their respective companies.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, the level of additional detail to be given on the call, and such other risks as identified in our Form 10-K for the year ended December 31, 2004, and all our subsequent filings with the Securities and Exchange Commission, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements.

Overstock.com, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three months ended					Nine months ended
	Sept. 30, 2004	Dec. 31, 2004	Mar. 31, 2005	Jun. 30, 2005	Sept. 30, 2005	Sept. 30, 2004	Sept. 30, 2005
Revenue
Direct	$43,928	$89,589	$67,884	$60,064	$68,449	$123,621	$196,397
Fulfillment partner	59,516	131,732	97,997	90,574	100,874	149,693	289,445
Total revenue	103,444	221,321	165,881	150,638	169,323	273,314	485,842

Cost of goods sold
Direct	38,594	75,194	58,153	52,154	60,939	110,196	171,246
Fulfillment partner	51,103	112,458	82,857	76,375	83,589	131,010	242,821
Total cost of goods sold	89,697	187,652	141,010	128,529	144,528	241,206	414,067
Gross profit	13,747	33,669	24,871	22,109	24,795	32,108	71,775

Operating expenses:
Sales and marketing	9,398	20,153	16,825	14,495	17,960	20,380	49,280
Technology	2,267	2,980	4,095	6,094	8,082	9,567	18,271
General and administrative	5,109	8,061	7,333	7,531	9,989	9,627	24,853
Amortization of stock-based compensation	18	84	20	53	(8)	276	65
Total operating expenses	16,792	31,278	28,273	28,173	36,023	39,850	92,469

Operating income (loss)	(3,045)	2,391	(3,402)	(6,064)	(11,228)	(7,742)	(20,694)

Interest income	168	780	644	896	(1,690)	393	(150)
Interest expense	(77)	(636)	(1,445)	(1,517)	(1,264)	(139)	(4,226)
Other income (expense), net	3	(54)	—	4,170	11	5	4,181
Net income (loss)	(2,951)	2,481	(4,203)	(2,515)	(14,171)	(7,483)	(20,889)
Deemed dividend related to redeemable common stock	(47)	(47)	(46)	(47)	(43)	(141)	(136)

Net income (loss) attributable to common shares	$(2,998)	$2,434	$(4,249)	$(2,562)	$(14,214)	$(7,624)	$(21,025)

Net income (loss) per share
- basic	$(0.16)	$0.13	$(0.21)	$(0.13)	$(0.75)	$(0.44)	$(1.08)
- diluted	$(0.16)	$0.12	$(0.21)	$(0.13)	$(0.75)	$(0.44)	$(1.08)
Weighted average common shares outstanding
- basic	18,284	19,016	19,862	19,709	18,844	17,517	19,468
- diluted	18,284	20,780	19,862	19,709	18,844	17,517	19,468

Other data:
Shopping bookings (in 000s)	$114,381	$237,021	$184,152	$163,775	$179,480	$304,420	$527,407
Travel bookings (in 000s)	$—	$—	$1,649	$2,759	$9,666	$2,299	$14,074
Auction gross merchandise volume (in 000s)	$—	$7,148	$5,602	$7,362	$7,302	$—	$20,266
Average customer acquisition cost (shopping)	$18.30	$16.90	$19.50	$22.10	$22.92	$15.03	$21.40
Average registrant acquisition cost (auctions)	NA	$7.41	$8.26	$7.51	$6.61	NA	$7.48

Overstock.com, Inc.

Consolidated Balance Sheets

(in thousands, except per share amounts)

	December 31, 2004	September 30, 2005
Assets
Current assets:
Cash and cash equivalents	$198,678	$2,575
Marketable securities	88,802	74,225
Cash, cash equivalents and marketable securities	287,480	76,800
Accounts receivable, net	5,715	7,551
Inventories, net	45,279	94,601
Prepaid inventory	12,322	12,606
Prepaid expenses & other assets	3,444	9,319
Total current assets	354,240	200,877
Restricted cash	1,602	633
Property and equipment, net	16,122	59,561
Goodwill	2,784	13,168
Other long-term assets, net	1,516	15,336
Total assets	$376,264	$289,575

Liabilities, Redeemable Securities and Stockholders’ Equity
Current liabilities:
Accounts payable	$64,060	$47,070
Accrued liabilities	22,917	45,278
Short-term borrowings	—	4,368
Capital lease obligations, current	595	6,638
Total current liabilities	87,572	103,354
Capital lease obligations, non-current	743	6,907
Convertible senior notes	116,251	84,596
Total liabilities	204,566	194,857

Redeemable common stock	3,166	3,306

Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	243,131	209,742
Accumulated deficit	(73,005)	(94,030)
Unearned stock-based compensation	(1,301)	(493)
Treasury stock	(100)	(24,212)
Accumulated other comprehensive loss	(195)	403
Stockholders’ equity	168,532	91,412
Total liabilities, redeemable securities and stockholders’ equity	$376,264	$289,575

Overstock.com, Inc.

Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Three months ended September 30,		Nine months ended September 30,		Twelve months ended September 30,
	2004	2005	2004	2005	2004	2005
Cash flows from operating activities:
Net loss	$(2,951)	$(14,171)	$(7,483)	$(20,889)	$(10,628)	$(18,408)
Adjustments to reconcile net loss to cash provided by (used in) operating activities
Depreciation and amortization	1,061	4,901	2,707	9,466	3,429	10,696
Realized gain (loss) from marketable securities	(1)	(1,946)	(1)	(2,361)	(2)	(1,973)
Loss on disposition of property and equipment	—	—	—	—	—	34
Amortization of unearned stock-based compensation	18	(8)	276	65	438	149
Stock options issued to consultants for services	25	(312)	594	(338)	701	(43)
Issuance of common stock from treasury	—	91	—	402	—	402
Amortization of debt discount and deferred financing fees	—	179	—	602	—	749
Gain from retirement of convertible senior notes	—	—	—	(4,170)	—	(4,170)
Changes in operating assets and liabilities:
Accounts receivable, net	4,101	6,969	7,705	6,972	1,641	3,736
Inventories, net	(3,943)	(34,818)	(4,865)	(49,322)	(11,373)	(59,810)
Prepaid inventory	(5,137)	(2,196)	3,059	(284)	(1,476)	(284)
Prepaid expenses and other assets	(2,980)	(1,124)	(13,606)	(5,760)	1,963	(6,337)
Other long-term assets, net	102	(424)	(1,268)	(435)	(1,251)	(523)
Accounts payable	954	6,663	(7,887)	(17,911)	14,020	23,674
Accrued liabilities	7,824	19,503	8,419	21,997	5,795	27,177
Net cash provided by (used in) operating activities	(927)	(16,693)	(12,350)	(61,966)	3,257	(24,931)

Cash flows from investing activities:
Increase (decrease) in restricted cash	—	200	(1,875)	969	(1,875)	1,242
Investments in marketable securities	(15,675)	(21,552)	(27,917)	(183,543)	(29,920)	(248,503)
Sales of marketable securities	1,470	38,846	3,944	201,034	12,206	212,463
Expenditures for property and equipment	(3,805)	(12,190)	(5,404)	(36,466)	(7,744)	(39,796)
Acquisition of Ski West	—	(24,620)	—	(24,620)	—	(24,620)
Proceeds from the sale of property and equipment	—	—	—	—	—	20
Expenditures for other long-term assets	—	—	—	—	(172)	—
Net cash provided by (used in) investing activities	(18,010)	(19,316)	(31,252)	(42,626)	(27,505)	(99,194)

Cash flows from financing activities:
Payments on capital lease obligations	(153)	(182)	(507)	(3,234)	(532)	(3,386)
Borrowings on line of credit	—	4,368	1,000	4,368	1,000	3,368
Issuance of common stock, net of issuance costs	—	—	37,857	—	37,857	75,207
Issuance of convertible senior notes	—	—	—	—	—	116,251
Payments to retire convertible senior notes	—	—	—	(27,935)	—	(27,935)
Purchased call options	—	—	—	(47,507)	—	(47,507)
Purchase of treasury stock	—	—	—	(24,133)	—	(24,133)
Exercise of stock options and warrants	596	2,973	3,555	6,881	3,848	7,615
Net provided by (used in) financing activities	443	7,159	41,905	(91,560)	42,173	99,480
Effect of exchange rate changes on cash	2	75	7	49	6	64
Net increase (decrease) in cash and cash equivalents	(18,492)	(28,775)	(1,690)	(196,103)	17,931	(24,581)
Cash and cash equivalents, beginning of period	45,648	31,350	28,846	198,678	2,950	27,156
Cash and cash equivalents, end of period	$27,156	$2,575	$27,156	$2,575	$20,881	$2,575